                                                                   EXHIBIT 10(i)

                           AMENDMENT NO. 6 AND CONSENT

                          Dated as of December 31, 1998

                                       to

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                         Dated as of December 12, 1996

            This Amendment No. 6 and Consent ("Amendment") dated as of December 31, 1998 is entered into among Banner Aerospace, Inc., a Delaware corporation ("Banner"), Banner Aerospace-Singapore, Inc., a Delaware corporation, Banner Aerospace Services, Inc., an Ohio corporation ("Services"), D A C International, Inc., a Texas corporation, Dallas Aerospace, Inc., a Texas corporation, Georgetown Jet Center, Inc., a Delaware corporation, Matrix Aviation, Inc., a Kansas corporation, Nasam Incorporated, a California corporation, PB Herndon Aerospace, Inc., a Missouri corporation ("Herndon"), Professional Aircraft Accessories, Inc., a Florida corporation, and Professional Aviation Associates, Inc., a Georgia corporation, and BAR DE, Inc., a Delaware corporation ("AS Subsidiary"), as Borrowers, NationsBank, N.A., as a Lender, Citicorp USA, Inc., as a Lender, and Citibank, N.A., as Issuing Bank. Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENT:

            WHEREAS, Banner and certain of its U.S. Subsidiaries, as Borrowers, NationsBank, N.A., as Lender, Citicorp USA, Inc., as a Lender and Administrative Agent, and Citibank, N.A., as Issuing Bank, are parties to that certain Second Amended and Restated Credit Agreement dated as of December 12, 1996, as heretofore amended (the "Credit Agreement");

            WHEREAS, Banner has requested that certain terms of the Credit Agreement be amended (a) to enable the Borrowers to (i) make certain additional Investments in marketable securities to be acquired from Fairchild and/or its Subsidiaries, (ii) incur certain additional Indebtedness and grant Liens in certain Collateral to secure the same on a first priority basis, (iii) enter into sales of certain Collateral with modified mandatory prepayment and commitment reduction requirements, and (iv) make certain additional Investments in Fairchild through the loan of up to $30,000,000, the repayment of which would be subordinated to Fairchild's obligations under that certain Third Amended and Restated Credit Agreement dated as of December 19, 1997 to which Fairchild, RHI and RHI's Wholly-Owned Subsidiary, Fairchild Holding Corp. are parties as borrowers and (b) to amend the definition of EBITDA based upon the sale by Banner of all of the Capital Stock of Solair, Inc.;



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

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            SECTION 1. Amendments to the Credit Agreement. Effective as of December 31, 1998, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

            1.1 Section 1.01 is amended to (i) delete the definitions of "AS Stock", "Borrowing Base", "Borrowing Base Certificate", "Borrowers", "EBITDA", "Fixed Charge Coverage Ratio", "Interest Coverage Ratio", and "Leverage Ratio" in their entirety and substitute the following therefor:

      "AS Stock" means Capital Stock of AlliedSignal Inc., a Delaware corporation, which is common stock, owned by a Borrower, and subject to a Lien in favor of the Administrative Agent for the benefit of the Holders, junior to no other Liens or escrow agreement prior to the initial advance under the Margin Loan and execution and delivery of the Margin Loan Intercreditor Agreement and, after the initial advance under the Margin Loan, junior only to Liens permitted under Section 10.03(h).

      "Borrowing Base" means, as of any date of determination:

      (i) prior to the initial advance under the Margin Loan, an amount (designated as such on the Borrowing Base Certificate dated as of such date of determination) equal to the sum of (a) eighty percent (80%) of the face amount of Eligible Receivables, plus (b) sixty-five percent (65%) of
      (1) the Total Book Value of Eligible Inventory minus (2) the Texas Tax Reserve, plus (c) with respect to AS Stock which is neither subject to a demand registration rights agreement satisfactory to the Administrative Agent and the Requisite Lenders nor registered stock, thirty-five percent (35%) of the lesser of (1) the market value of such AS Stock (determined based on the average closing price for the five (5) days immediately preceding the date of determination) or (2) the strike price for such AS Stock under Hedge Agreement(s) applicable thereto, plus (d) with respect to AS Stock which is either subject to a demand registration rights agreement satisfactory to the Administrative Agent and the Requisite Lenders or registered stock, fifty percent (50%) of the lesser of (1) the market value of such AS Stock (determined based on the average closing price for the five (5) days immediately preceding the date of determination) or (2) the strike price for such AS Stock under Hedge Agreement(s) applicable thereto and

      (ii) from and after the initial advance under the Margin Loan, an amount (designated as such on the Borrowing Base Certificate dated as of such date of determination) equal to the sum of (a) eighty percent (80%) of the face amount of



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

      Eligible Receivables, plus (b) sixty-five percent (65%) of (1) the Total Book Value of Eligible Inventory minus (2) the Texas Tax Reserve.

      "Borrowing Base Certificate" means a certificate, in substantially the form of EXHIBIT B attached hereto and made a part hereof, setting forth for determination of the Borrowing Base, inter alia, the value of Eligible Receivables, the Total Book Value of Eligible Inventory, the respective advance percentages with respect thereto, and the resultant Borrowing Base, in each instance, as of the date of such certificate.

      "Borrowers" means, collectively, Banner Aerospace, Inc., a Delaware corporation; Banner Aerospace Services, Inc., an Ohio corporation; Banner Aerospace-Singapore, Inc., a Delaware corporation; D A C International, Inc., a Texas corporation; Dallas Aerospace, Inc., a Texas corporation; Georgetown Jet Center, Inc., a Delaware corporation; Matrix Aviation, Inc., a Kansas corporation; Nasam, Incorporated, a California corporation; PB Herndon Aerospace, Inc., a Missouri corporation; Professional Aircraft Accessories, Inc., a Florida corporation; Professional Aviation Associates, Inc., a Georgia corporation; and BAR DE, Inc., a Delaware corporation; and "Borrower" means each of the foregoing, individually.

      "EBITDA" means, for any period, the amount calculated, without duplication, for such period as (i) Net Income, plus (ii) depreciation and amortization expense, plus (iii) Total Interest Expense, plus (iv) federal, state, and local income taxes deducted from Net Income in accordance with GAAP, plus (v) non-cash reserves during such period related to the scrapping of Inventory, minus (vi) the amount of all premiums received due to the sale of equity calls under Hedge Agreements to the extent the same are included in pre-tax Net Income, plus/minus
      (vii) non-cash charges to income resulting from changes in the value of equity calls and/or puts under Hedge Agreements in accordance with GAAP, minus (viii) the amount of all gains attributable to sales of Capital Stock of AlliedSignal Inc., and minus (ix) if such period occurs in the Fiscal Year ending March 31, 1999, all operating losses incurred with respect to Solair, Inc. during such period and the pre-tax loss on the sale of the Capital Stock of Solair, Inc. which losses are recorded in the Financial Statements delivered to the Administrative Agent as required by
      Section 8.01(b) and Section 8.01(c).

      "Fixed Charge Coverage Ratio" means:

      (i) for any period ending on or prior to December 31, 1998 and any period ending after December 31, 1999, the ratio of (a) the amount calculated as
      (1) EBITDA minus (2) all income


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

      taxes paid in cash during such period minus (3) the aggregate amount of Capital Expenditures made in cash during such period plus (4) the aggregate amount of Permitted Lease Payments made in cash during such period to (b) the sum of (1) Cash Interest Expense plus (2) the aggregate amount of scheduled payments of principal of Funded Debt during such period plus (3) the amount of dividends declared and paid by Banner which are permitted under Section 10.06(c) plus (4) the aggregate amount of Permitted Lease Payments made in cash during such period and

      (ii) for any period ending after December 31, 1998 and before January 1, 2000, the ratio of (a) the amount calculated as (1) EBITDA minus (2) all income taxes paid in cash during such period minus (3) the aggregate amount of Capital Expenditures made in cash during such period plus (4) the aggregate amount of Permitted Lease Payments made in cash during such period to (b) the sum of (1) calendar year to date Cash Interest Expense annualized for the then current calendar year plus (2) the aggregate amount of scheduled payments of principal of Funded Debt during such period plus (3) the amount of dividends declared and paid by Banner which are permitted under Section 10.06(c) plus (4) the aggregate amount of Permitted Lease Payments made in cash during such period.

      "Interest Coverage Ratio" means:

      (i) for any period ending on or prior to December 31, 1998 and any period ending after December 31, 1999, the ratio of (a) Banner's consolidated EBITDA to (b) Cash Interest Expense and

      (ii) for any period ending after December 31, 1998 and before January 1, 2000, the ratio of (a) Banner's consolidated EBITDA to (b) calendar year to date Cash Interest Expense annualized for the then current calendar year.

      "Leverage Ratio" means:

      (i) for any period ending on or prior to December 31, 1998, the ratio of average daily Funded Debt to EBITDA for such period and

      (ii) for any period ending after December 31, 1998, the ratio of average Funded Debt for the quarter then ending to EBITDA for such period.

 and (ii) add the following definitions thereto:

      "Banner Preferred" means Series A Convertible Paid-in-Kind Preferred Stock of Banner, par value $.01 per share, and having a liquidation value of $9.20 per share.



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

      "Banner Stock" means all of the Capital Stock of Banner which comprises part of the "Collateral" (as defined in the Fairchild Credit Agreement), including, without limitation, common Capital Stock of Banner and Banner Preferred.

      "Banner Stock Availability" means an amount equal to forty percent (40%) of the Market Value of the Banner Stock minus forty percent (40%) of the cumulative amount of cash loaned, advanced, dividended, distributed, invested, or otherwise transferred by Banner to Fairchild from and after December 26, 1998.

      "Fairchild Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated as of December 19, 1997 to which Fairchild, FHI and Fairchild Holding Corp. are parties as borrowers.

      "Margin Loan" means Indebtedness incurred by AS Subsidiary from Salomon Brothers Holding Company Inc on terms satisfactory and subject to agreements in form and substance satisfactory to the Administrative Agent, the principal amount of which shall not exceed $110,000,000 in the aggregate at any time outstanding, and which shall be secured solely by AS Stock and the proceeds thereof.

      "Margin Loan Intercreditor Agreement" means an Intercreditor and Custodial Agreement in substantially the form attached hereto as Exhibit 10.03-H among the Lenders, the Administrative Agent, Citibank, NationsBank, and Salomon Brothers Holding Company Inc.

      "Market Value" means(i) with respect to the AS Stock and Banner Stock which is common stock, the value determined based on the average closing price for the five (5) consecutive trading days immediately preceding the date of determination and (ii) with respect to the Banner Preferred, the greater of (a) the liquidation value of the Banner Preferred and (b) provided that the Banner Preferred is readily convertible into common Capital Stock of Banner, the value of the common Capital Stock of Banner into which the Banner Preferred would convert determined based on the average closing price for the five (5) consecutive trading days immediately preceding the date of determination.

      "Permitted Transaction" means any of the following, (i) the sale, liquidation or other transfer of the AS Stock to any Person other than a Borrower or a Subsidiary of a Borrower; (ii) the sale of the Capital Stock of Solair, Inc. to Kellstrom Industries, Inc. under the terms of that certain Stock Purchase Agreement dated as of December 5, 1998 among Banner, Solair, Inc. and Kellstrom Industries, Inc.; or (iii) the incurrence of Indebtedness as permitted under Section 10.01(p); and "Permitted Transactions" means,


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      collectively, all of the transactions described in clauses (i) - (iii)
      above.

            1.2 Section 4.01(b) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

            (b) Mandatory Prepayments/Reductions.

            (i) Net Cash Proceeds of Sale. Upon receipt by any Borrower or any Subsidiary of a Borrower of any Net Cash Proceeds of Sale, including, without limitation receipt of cash proceeds in connection with forward sales contracts of Capital Stock, the Borrowers shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale which, when combined with all other Net Cash Proceeds of Sale received in the same Fiscal Year, exceeds $150,000 in the aggregate; provided, however, that notwithstanding the foregoing, (A) one-third of the Net Cash Proceeds of Sale from the sale of Real Property of Adams Industries, Inc. located in Suffield, Connecticut shall be required to be remitted as a mandatory prepayment of the Obligations, (B) that portion of the Net Cash Proceeds of Sale from the sale of Real Property of Matrix Aviation, Inc. located in Wichita, Kansas which exceeds $150,000 shall be required to be remitted as a mandatory prepayment of the Obligations, (C) no portion of the Net Cash Proceeds of Sale from the sale of Banner's Investment in Capital Stock, and warrants for Capital Stock, of Interactive Flight Technologies, Inc. shall be required to be remitted as a mandatory prepayment of the Obligations, and (D) any mandatory prepayment from Net Cash Proceeds of Sale arising from consummation of a Permitted Transaction shall be subject to the provisions of clause (viii) below.

            (ii) Intentionally omitted.

            (iii) Net Cash Proceeds of Issuance of Equity Securities or Indebtedness. Upon receipt by a Borrower or any Subsidiary of a Borrower of any Net Cash Proceeds of Issuance of Equity Securities or Indebtedness, the Borrowers shall make or cause to be made a mandatory prepayment in an amount equal to (A) seventy-five percent (75%) of such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness arising from consummation of any issuance other than with respect to a Permitted Transaction and (B) subject to the provisions of clause (viii) below, one hundred percent (100%) of such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness arising from consummation of the issuance of Indebtedness constituting a Permitted Transaction.



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
            (iv) No Waiver or Consent. Nothing in this Section 4.01(b) shall be construed to constitute the Lenders' consent to any transaction referenced in clauses (i) and (iii) above which is not expressly permitted by Article X.

            (v) Notice. The Borrowers shall give the Administrative Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Administrative Agent shall promptly transmit to each Lender), when a Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Prepayment becomes due and payable pursuant to this Section 4.01(b)). Each such notice delivered with respect to a Designated Prepayment described in Section 4.01(b)(i) shall be accompanied by an Officer's Certificate executed by the chief financial officer, vice-president of finance, treasurer or controller of Banner setting forth in reasonable detail a calculation of the amount of such Designated Prepayment.

            (vi) Application of Designated Prepayments. Designated Prepayments shall be allocated and applied to the Obligations as follows:

            (A) the amount of each Designated Prepayment shall be applied to the outstanding Revolving Loans and shall permanently reduce the Revolving Credit Commitment of each Revolving Lender proportionately in accordance with its Revolving Loan Pro Rata Share;

            (B) following the payment in full of the Revolving Loans, the remaining balance of each Designated Prepayment shall be applied to the Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Letter of Credit Obligations); and

            (C) following the application to the Letter of Credit Obligations described in clause (B) above, the remaining balance of each Designated Prepayment shall be applied to all other Obligations then outstanding in the order provided in Section 4.02(b)(i).

      To the extent that the amount of the Designated Prepayments exceeds the outstanding Obligations prepaid or repaid thereby, the amount of such excess shall be disbursed in accordance with the Borrowers' written instructions to the Administrative Agent.

            (vii) Permanent Reduction. Upon the prepayment of Revolving Loans pursuant to this Section 4.01(b), the Revolving Credit Commitments, automatically and permanently,


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

      shall be reduced by the amount of such prepayment except that the Revolving Credit Commitments shall only be reduced in connection with any Borrower's or any Borrower's Subsidiary's receipt of Net Cash Proceeds of Sale and/or Net Cash Proceeds of Issuance of Equity Securities or Indebtedness received upon the consummation of one or more Permitted Transactions (net of the amount required to be applied to reduce the outstanding principal balance of the Margin Loan in accordance with the terms thereof) by the amount of such Net Cash Proceeds which (1) exceed $25,000,000 in the aggregate but (2) are less than $96,500,000 in the aggregate.

            (viii) Mandatory Prepayment Exceptions Pertaining to Proceeds of Permitted Transactions. Notwithstanding the foregoing, provided that no Event of Default or Potential Event of Default shall then have occurred and be continuing unwaived and that the subject Net Cash Proceeds (net of the amount required to be applied to reduce the outstanding principal balance of the Margin Loan in accordance with the terms thereof) are used to repay then outstanding Revolving Loans (subject to the right to re-borrow under Section 2.02), neither (A) the initial $25,000,000 in the aggregate of Net Cash Proceeds of Sale and/or Net Cash Proceeds of Issuance of Equity Securities or Indebtedness received upon the consummation of one or more Permitted Transactions (net of the amount required to be applied to reduce the outstanding principal balance of the Margin Loan in accordance with the terms thereof) nor (B) the amount of Net Cash Proceeds of Sale and/or Net Cash Proceeds of Issuance of Equity Securities or Indebtedness in excess of $96,500,000 in the aggregate received upon the consummation of one or more Permitted Transactions (net of the amount required to be applied to reduce the outstanding principal balance of the Margin Loan in accordance with the terms thereof) shall constitute a Designated Prepayment or be required to be remitted to the Administrative Agent as a mandatory prepayment as aforesaid.

            1.3 Section 7.02 is amended to delete the provisions of clauses (b) and (c) thereof in their entirety and substitute the following therefor:

      (b) Indebtedness. AS Subsidiary has no Indebtedness owing to any Person other than the Obligations owing to the Holders and Indebtedness permitted by Section 10.01(p) and has entered into no Contractual Obligations, other than the Loan Documents, Hedge Agreements and Contractual Obligations pertaining to the Indebtedness permitted by Section 10.01(p), with any other Person.

      (c) Liens Against the AS Stock. AS Subsidiary holds all right, title and interest in and to the AS Stock free and clear of all Liens except (i) Liens granted under the Loan


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      Documents to secure the Obligations and (ii) such Liens as may be granted as permitted by Section 10.03(h); and the Administrative Agent, for the benefit of the Holders, has a valid and perfected (A) first priority Lien against the AS Stock prior to execution and delivery of the Margin Loan Intercreditor Agreement and (B) Lien junior only to the Lien permitted by
      Section 10.03(h) from and after execution and delivery of the Margin Loan Intercreditor Agreement.

            1.4 Section 9.19 is amended to delete the provisions thereof in their entirety and substitute the following therefor:

      9.19. Nature of Business of AS Subsidiary. AS Subsidiary shall engage solely in (a) the business of holding AS Stock, (b) such other activities as are incidental thereto and to its being a party to this Agreement, including, without limitation, entering into Contractual Obligations with respect to Hedge Agreements permitted under the terms of this Agreement, and (c) activities attendant to incurring Indebtedness with respect to the Margin Loan and the grant of Liens in connection therewith as permitted by
      Section 10.03(h).

            1.5 Section 10.01 is amended to (i) delete clause (n) thereof in its entirety and substitute the following therefor:

      (n) other unsecured Indebtedness incurred after the Effective Date not to exceed $250,000 in the aggregate at any time outstanding;

(ii) delete the "." at the end of clause (o) thereof and substitute "; and" therefor, and (iii) add the following as clause (p) thereof:

      (p) Indebtedness incurred in connection with the Margin Loan;

            1.6 Section 10.02(k) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

      (k) the transfer or sale of AS Stock pursuant to Hedge Agreements or for an amount at least equal to the fair market value thereof as of the time of such transfer or sale; provided that the Borrowers comply with the mandatory prepayment provisions set forth in Section 4.01(b) and the conditions to the release of Collateral described in Section 13.09(c) and thereafter have no Hedge Agreement outstanding with respect to uncovered calls.

            1.7 Section 10.03(h) is amended to delete the phrase "Intentionally omitted." therefrom in its entirety and to substitute the following therefor:



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      (h) Liens granted to Salomon Brothers Holding Company Inc in the AS Stock
      and proceeds thereof to secure the Indebtedness of AS Subsidiary permitted under Section 10.01(p); provided that the Margin Loan Intercreditor is executed and delivered by the Lenders, Citibank and Salomon Brothers Holding Company Inc concurrently with the grant of such Liens becoming effective;

            1.8 Section 10.04 is amended to (i) delete the word "and" at the end of clause (h) thereof and (ii) delete the provisions of clause (i) thereof in their entirety and substitute the following therefor:

      (i) an Investment in the form of subordinated unsecured loans to Fairchild in an aggregate principal amount not to exceed $30,000,000, which loans shall (A) be evidenced by a promissory note in the form set forth on
      Exhibit 10.01-I attached hereto and made a part hereof, the terms of which promissory note the Lenders acknowledge to be in compliance with Section 10.09, and (B) be made only so long as the sum of (I) the amount equal to the Market Value of the AS Stock minus the outstanding balance of the Margin Loan and accrued and unpaid interest thereon, plus (II) Cash Collateral equals a minimum of the amount equal to the Banner Stock Availability;

      (j) Investments, in addition to those permitted under clauses (a) through
      (i) above, other than in the ordinary course of business, in an aggregate amount not to exceed, at any time outstanding, $25,000,000 and identified on Schedule 10.04-J attached hereto and made a part hereof.

            1.9 Section 10.08 is amended to add the following sentence at the end thereof:

      Notwithstanding the foregoing, in no event shall any activity engaged in by the Borrowers which is expressly permitted by the terms of this Agreement or any consent executed and delivered by the Lenders under the terms hereof which might otherwise fail to comply with the foregoing constitute a default under this Agreement.

            1.10 Section 10.12 is amended to delete the terms thereof in their entirety and substitute the following therefor:

      10.12. Margin Regulations; Securities Laws. Except to the extent permitted by Section 10.04(j), no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock or to violate the Securities Exchange Act or the Securities Act as in effect on the date or dates of such use of proceeds.



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

            1.11 Section 10.23(c) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

      (c) Liens. AS Subsidiary shall not grant or suffer to exist any Lien against any of its Property other than pursuant to the Loan Documents and as permitted by Section 10.03(h).

            1.12 Article XI is amended to delete the provisions of Section 11.01, Section 11.03, and Section 11.06 thereof in their entirety and substitute the following therefor:

      11.01. Interest Coverage Ratio. Banner shall maintain an Interest Coverage Ratio as determined as of the last day of each fiscal quarter of Banner set forth below for the four-fiscal-quarter period then ending of at least the ratio set forth below opposite such determination date:

      Fiscal Quarter Ending                  Ratio
      ---------------------                  -----
             9/30/95                      1.70 to 1.00
            12/31/95                      1.70 to 1.00

             3/31/96                      1.70 to 1.00
             6/30/96                      1.70 to 1.00
             9/30/96                      1.70 to 1.00
            12/31/96                      1.70 to 1.00

             3/31/97                      2.00 to 1.00
             6/30/97                      2.00 to 1.00
             9/30/97                      2.20 to 1.00
            12/31/97                      2.20 to 1.00

             3/31/98                      2.40 to 1.00
             6/30/98                      2.40 to 1.00
             9/30/98                      2.40 to 1.00
            12/31/98                      2.40 to 1.00

             3/31/99                      2.50 to 1.00
              and each quarter
              thereafter

      11.03. Leverage Ratio. Banner shall maintain a Leverage Ratio as determined as of the last day of each fiscal quarter of Banner set forth below for the four-fiscal-quarter period then ending of not more than the ratio set forth below opposite such determination date:



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

      Fiscal Quarter Ending                 Ratio
      ---------------------                 -----
            9/30/95                     5.95 to 1.00
           12/31/95                     5.95 to 1.00

            3/31/96                     5.95 to 1.00
            6/30/96                     5.95 to 1.00
            9/30/96                     5.75 to 1.00
           12/31/96                     5.50 to 1.00

            3/31/97                     5.00 to 1.00
            6/30/97                     5.00 to 1.00
            9/30/97                     5.00 to 1.00
           12/31/97                     5.00 to 1.00

            3/31/98                     3.00 to 1.00
            6/30/98                     3.00 to 1.00
            9/30/98                     3.00 to 1.00
           12/31/98                     3.00 to 1.00

            3/31/99                     5.00 to 1.00
              and each quarter
              thereafter

      11.06. Minimum Cash and Marketable Securities. The sum of (I) the amount equal to the Market Value of the AS Stock minus the outstanding balance of the Margin Loan and accrued and unpaid interest thereon, plus (II) Cash Collateral shall at all times equal a minimum of the amount equal to the Banner Stock Availability.

            1.13 Section 12.01 is amended to add the following provision as clause (p) thereof:

      (p) Maintenance of Banner Stock Availability. The amount of the Banner Stock Availability shall fail, at any time while both (i) any subordinated unsecured loans to Fairchild permitted pursuant to Section 10.04(i) are outstanding and (ii) 100% of the Capital Stock of Banner is not owned by Fairchild and/or RHI, to equal or exceed the sum of (I) the amount equal to the Market Value of the AS Stock minus the outstanding balance of the Margin Loan and accrued and unpaid interest thereon, plus (II) Cash Collateral.

            1.14 Section 13.09(d) is amended to add the following provision at the end thereof:

      Each Lender and Issuing Bank hereby authorizes and directs the Administrative Agent to subordinate the Liens granted to the Administrative Agent for the benefit of the Holders against the AS Stock to the Liens permitted under Section

      10.03(h) as provided in the Margin Loan Intercreditor Agreement.

            1.15 Exhibit B is deleted in its entirety and Exhibit B attached to this Amendment is substituted therefor.

            SECTION 2. Consent. The Lenders hereby consent to (i) the release of the Lien in favor of the Administrative Agent for the benefit of the Holders against 44,964 shares of AS Stock (the "Bonus Stock") and direct the Administrative Agent to deliver share certificates representing the Bonus Stock to AS Subsidiary upon its written request therefor stating that the Bonus Stock will be transferred to officers and employees of Banner in payment of deferred bonuses payable to them under the Banner Aerospace, Inc. Deferred Bonuse Plan dated January 21, 1998 and (ii) the transfer by AS Subsidiary to Banner of the Bonus Stock upon its receipt thereof as aforesaid and the subsequent transfer of the Bonus Stock to such officers and employees in payment of such bonus obligations.

            SECTION 3. Condition Precedent to Effectiveness of this Amendment. This Amendment shall be effective upon the Administrative Agent's receipt of a facsimile or original executed copy of this Amendment from the Lenders, the Issuing Bank, and each of the Borrowers; provided that (a) Banner shall then have delivered to the Lenders financial projections including income statements and balance sheets for the Borrowers for each of the Fiscal Years ending March 31, 1999 through March 31, 2002, giving effect to the transactions contemplated by this Amendment, which financial projections shall have been determined by the Administrative Agent to be satisfactory in form and substance and (b) the Borrowers pledge and deliver to the Administrative Agent all Capital Stock and other evidence of Investments acquired in connection with the transactions contemplated by this Amendment upon their receipt thereof, including, without limitation, share certificates and stock powers related thereto acquired after the date of this Amendment as permitted by Section 10.04(j) and the promissory note evidencing the obligations of Fairchild described in Section 10.04(i).

            SECTION 4. Representations and Warranties. Borrowers hereby represent and warrant as follows:

            4.1 The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of each of the Borrowers and is enforceable against each of the Borrowers in accordance with its terms.

            4.2 No Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment.

            4.3 Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all covenants, representations and warranties made by them, respectively, in the Credit Agreement to the extent the same are not amended hereby and each Borrower hereby agrees that all covenants, representations and warranties in the Credit Agreement, as amended by this Amendment, shall be deemed to have been remade, or made, as applicable, by such Borrower as of the date this Amendment becomes effective.

            SECTION 5.  Reference to and Effect on the Credit Agreement.

            5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

            5.2 Except as specifically amended above or otherwise terminated in writing concurrently with this Amendment becoming effective, the Credit Agreement, the Revolving Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

            5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Administrative Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

            SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

            SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

Borrowers:
----------

BANNER AEROSPACE, INC.            BANNER AEROSPACE SERVICES, INC.

By                                  By
  ---------------------------         --------------------------
  Bradley T. Lough                    Bradley T. Lough
  Treasurer                           Treasurer


BANNER AEROSPACE-SINGAPORE, INC.    D A C INTERNATIONAL, INC.


By                                  By
  ---------------------------         --------------------------
  Bradley T. Lough                    Bradley T. Lough
  Treasurer                           Treasurer


DALLAS AEROSPACE, INC.              GEORGETOWN JET CENTER, INC.


By                                  By
  ---------------------------         --------------------------
  Bradley T. Lough                    Bradley T. Lough
  Treasurer                           Treasurer


NASAM INCORPORATED                  MATRIX AVIATION, INC.


By                                  By
  ---------------------------         --------------------------
  Bradley T. Lough                    Bradley T. Lough
  Treasurer                           Treasurer


PB HERNDON AEROSPACE, INC.          PROFESSIONAL AIRCRAFT
                                    ACCESSORIES, INC.


By                                  By
  ---------------------------         --------------------------
  Bradley T. Lough                    Bradley T. Lough
  Treasurer                           Treasurer

PROFESSIONAL AVIATION               BAR DE, INC.
ASSOCIATES, INC.


By                                  By
  ---------------------------         --------------------------
  Bradley T. Lough                    Bradley T. Lough
  Treasurer                           Treasurer


Lenders:
--------


NATIONSBANK, N.A.                   CITICORP USA, INC.


By                                  By
  ---------------------------         --------------------------
  Michael R. Heredia                  Suzanne Crymes
  Senior Vice President               Attorney-in-Fact


Issuing Bank:
-------------


CITIBANK, N.A.


By
  --------------------------
  Suzanne Crymes
  Attorney-in-Fact

Receipt acknowledged this ____ day of January, 1999.


CITICORP USA, INC.,


as Administrative Agent

By
  --------------------------
  Suzanne Crymes
  Attorney-in-Fact

                                    EXHIBIT B
                                       to
                 Second Amended and Restated Credit Agreement
                         dated as of December 12, 1996
                   as amended by Amendment No. 6 and Consent
                         dated as of December 31, 1998

                       Form of Borrowing Base Certificate
                       ----------------------------------

                                    Attached

                                 EXHIBIT 10.03-H
                                       to
                 Second Amended and Restated Credit Agreement
                         dated as of December 12, 1996
                   as amended by Amendment No. 6 and Consent
                         dated as of December 31, 1998

                 Form of Intercreditor and Custodial Agreement
                 ---------------------------------------------

                                    Attached

                                 EXHIBIT 10.01-I
                                       to
                 Second Amended and Restated Credit Agreement
                         dated as of December 12, 1996
                   as amended by Amendment No. 6 and Consent
                         dated as of December 31, 1998

                       Form of Fairchild Subordinated Note
                       -----------------------------------

                                    Attached

                                SCHEDULE 10.04-J
                                       to
                 Second Amended and Restated Credit Agreement
                         dated as of December 12, 1996
                   as amended by Amendment No. 6 and Consent
                         dated as of December 31, 1998

                       Schedule of $20,000,000 Investments
                       -----------------------------------

[to be completed to identify all Investments made or to be made under Section 10.04(j) (formerly 10.04(h))]